Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Nonpublic Holdings”, “Other Service Providers”, and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment Number 387 to the Registration Statement (Form N-1A No. 033-11387) of American Beacon Funds.

We also consent to the incorporation by reference therein and use of our reports dated February 26, 2021 with respect to the financial statements and financial highlights of American Beacon AHL Managed Futures Strategy Fund, American Beacon AHL TargetRisk Fund, American Beacon AHL TargetRisk Core Fund, American Beacon Bahl & Gaynor Small Cap Growth Fund, American Beacon Bridgeway Large Cap Growth Fund, American Beacon Bridgeway Large Cap Value Fund, American Beacon Stephens Mid-Cap Growth Fund, and American Beacon Stephens Small Cap Growth Fund for the year ended December 31, 2020 included in the Annual Report (Form N-CSR) for 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

April 29, 2021